Piercing Pagoda, Inc.
                                 P.O. Box 25007
                          Lehigh Valley, PA 18002-5007




                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                                 August 23, 2000





     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Piercing Pagoda, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on Wednesday, August 23, 2000, at 10:00 a.m. at the Radisson Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company on or about July 24, 2000.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the re-election of two directors whose term of office will extend until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and "FOR" the approval of KPMG LLP as the Company's independent auditors for the current fiscal year ending March 31, 2001.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP


Quorum and Voting Requirements


     At the close of business on June 27, 2000, the record date for the Meeting, there were 8,934,148 shares of the Company's Common Stock ("Common Stock") outstanding. There is no other class of voting securities outstanding. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. The presence at the Meeting, in person or by a proxy relating to any matter to be acted upon at the Meeting, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record, who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the re-election of the directors, stockholders will not have cumulative voting rights.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes," means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

     Election of Directors: Directors are elected by a plurality and the nominee who receives the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Approval of Auditors: To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the Meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of June 27, 2000 (except as otherwise noted in footnotes (3), (4), and (5)) by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, (iii) each Named Officer (as hereinafter defined) and (iv) all directors and Named Officers of the Company as a group. Information with respect to 5% owners is based solely on public filings.

                       Amount and Nature of              Percent of
                      Beneficial Owner                    Beneficial Ownership(1)          Common Stock(1)


         Richard H. Penske(2)....................                 3,491,042                 38.9 %
           Piercing Pagoda, Inc.
           P.O. Box 25007
           Lehigh Valley, PA  18002-5007
         FMR Corp. (3)...........................                   911,300                 10.2
         Emerald Asset Management(4).............                   530,487                  5.9
         Capital Research and
           Management Company
           SMALLCAP World Fund, Inc.(5)..........                   502,500                  5.6
         John F. Eureyecko.......................                   187,418                  2.1
         Barry R. Clauser(6).....................                   132,431                  1.5
         Sharon J. Zondag........................                    98,575                  1.1
         Gilbert P. Hollander....................                    18,576                    *
         Brandon R. Lehman.......................                    37,225                    *
         Susan S. Iseminger......................                    20,909                    *
         Alan R. Hoefer(7).......................                    89,834                  1.0
         Mark A. Randol..........................                    43,236                    *

         All directors and Named Officers as a
           group (9 persons)(2)(6)(7)............                 4,119,246                 46.1 %

----------
 * Less than 1%.

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Shares of Common Stock subject to options that are exercisable within 60 days of this proxy statement are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person. Accordingly, the information in the above table includes the following number of shares of Common Stock underlying options held by the following individuals, and all directors and Named Officers as a group, when computing the percentage ownership of such individual or group: Mr. Richard H. Penske, 38,462 shares; Mr. John F. Eureyecko, 137,498 shares; Mr. Barry R. Clauser and Ms. Sharon J. Zondag, 67,997 shares each; Mr. Gilbert P. Hollander, 11,300 shares; Mr. Brandon
      R. Lehman and Ms. Susan S. Iseminger, 18,800 shares each; Mr. Alan R. Hoefer, 18,000 shares; Mr. Mark A. Randol, 15,000 shares; and all directors and Named Officers as a group, 393,854 shares.

(2) Includes 2,000,000 shares of stock held in a Family Limited Partnership of which Mr. Penske and his wife are the General Partners. Also includes 527,186 shares of Common Stock held in two annuity trusts of which Mr. Penske's wife is a beneficiary and an aggregate of 505,853 shares of Common Stock held in three annuity trusts of which Mr. Penske is a beneficiary (collectively, the "Annuity Trusts"). Victoria L. Penske and Crislyn A. Penske, Mr. Penske's two oldest children, are the trustees of the Annuity Trusts. Also includes an aggregate of 205,152 shares of Common Stock divided equally among eight trusts, two for the benefit of each of Mr. Penske's four children, of which Victoria L. Penske and Crislyn A. Penske are the trustees. Mr. Penske disclaims beneficial ownership as to all of such shares.

(3) Based solely on the Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission (the "Commission") by FMR Corp. ("FMR"). The Schedule 13G reports that each of Edward C. Johnson 3d (Chairman and 12.0% shareholder of FMR) and FMR (through its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), investment adviser to various investment companies (the "Funds") (including Fidelity Low Priced Stock Fund, which directly holds 911,300 of the shares of Common Stock listed in the table above (the "FMR Shares")) has sole power to dispose of the FMR Shares. The Schedule 13G also reports that neither Mr. Johnson nor FMR has sole power to vote the FMR Shares, which power resides with the Funds' Boards of Trustees. Fidelity votes the FMR Shares under written guidelines established by such Boards. The
      Schedule 13G reports the addresses of FMR, Fidelity and the Funds as 82 Devonshire Street, Boston, Massachusetts 02109.

(4) Based solely on the Schedule 13G dated February 7, 2000, filed with the Commission by Emerald Advisors Inc. ("Emerald"). The Schedule 13G reports that Emerald holds the number of shares of Common Stock listed in the table above. Emerald has sole power to dispose of 530,487 of such shares, and has sole power to vote 337,092 of such shares. Emerald does not share voting power with respect to any of such shares. The schedule 13G reports the address of Emerald as 1857 William Penn Way, Lancaster, Pennsylvania 17601.

(5) Based solely on the Schedule 13G, dated February 10, 2000, filed with the Commission by Capital Research and Management Company ("Capital") and
      SMALLCAP World Fund, Inc. ("SMALLCAP"). The Schedule 13G reports that Capital has sole power to dispose of 502,500 shares of Common Stock listed in the table above (the "Capital Shares") and that SMALLCAP has sole power to vote the Capital Shares. The Schedule 13G reports the addresses of Capital and SMALLCAP as 333 South Hope Street, Los Angeles, California 90071.

(6) Includes 1,900 shares of Common Stock held by Mr. Clauser as custodian for his children and seven shares of Common Stock held by his wife, as to all of which shares he disclaims beneficial ownership.

(7) Includes 450 shares of Common Stock held by Mr. Hoefer's wife, as to all of which shares he disclaims beneficial ownership.



Compliance with Section 16(a) of the Securities Exchange Act of 1934


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder, require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the 2000 fiscal year and prior fiscal years were made on a timely basis.

                                  PROPOSAL ONE


                              ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect two directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose terms of office expire at the Meeting are Messrs. Richard H. Penske and Alan R. Hoefer. The Board of Directors appointed Douglas J. Tigert, Ph.D., in April 2000 to serve as a Class II Director until the 2002 Annual Meeting of Stockholders.

     The Board of Directors has nominated Messrs. Richard H. Penske and Alan R. Hoefer to serve as directors until the 2003 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Such nominees have indicated a willingness to continue to serve as directors. Should they become unavailable to accept election as directors, the persons named in the enclosed proxy will vote the shares, which such proxy represents for the election of such other person as the Board of Directors may recommend. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Messrs. Penske and Hoefer. A plurality of the votes cast is required for the election of the directors.

     The nominees for election as the directors to be elected at the Meeting and the directors whose terms of office continue after the Meeting, together with certain information about them, are set forth below:


                                      Term
               Name            Age   Expires Positions with Company


      Richard H. Penske....     57    2000   Chairman of the Board and
                                             Chief Executive Officer

      Alan R. Hoefer.......     66    2000   Director +


      Mark A. Randol.......     65    2001   Director +

      John F. Eureyecko....     51    2002   President, Chief Operating
                                             Officer, Secretary and
                                             Director


      Douglas J. Tigert, Ph.D   62    2002   Director +






      + Member of the Audit and Compensation Committees.

     Richard H. Penske has served the Company and its predecessor in various capacities for more than 25 years. Mr. Penske served as President of the Company from 1980 to June 1996, and has served as the Chief Executive Officer since 1986. Mr. Penske has served as a director of the Company since 1978.

     Alan R. Hoefer has served as a director of the Company since March 1994. Since August 1988, Mr. Hoefer has been the Managing General Partner of Alan Hoefer & Co., a private investment banking firm.

     Mark A. Randol has served as a director of the Company since March 1994. Mr. Randol is currently self-employed as a commercial real estate consultant. From 1979 to March 1998, Mr. Randol served as the President of Forest City Management, Inc., a real estate development company.

     John F. Eureyecko joined the Company in October 1991 and has served as President and Chief Operating Officer since June 1996. Mr. Eureyecko had previously served as Executive Vice President from January 1992 to June 1996 and as Chief Financial Officer from February 1994 to June 1996. Mr. Eureyecko was elected as Secretary in January 1992 and as a director in March 1994. Mr. Eureyecko joined the Company with 18 years experience at Triangle Building Supplies and Lumber Co., a building materials retailer, where he last served as Senior Vice President and General Manager.

     Douglas J. Tigert, Ph.D. has served as a Director of the Company since April 2000. Dr. Tigert is a Professor of Retail Marketing at Babson College, Wellesley, MA, and specializes in consumer research, strategic planning, and financial and productivity analysis in the retailing arena. His academic research, writing and consulting activities focus on issues which cross over a number of retailing sectors, including food, category killers, supermarkets, mass merchandisers department stores, warehouse clubs, specialty fashion chains and home improvement stores. Dr. Tigert earned his Ph.D. in Marketing from Purdue University in West Lafayette, Indiana, in 1966.

   Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. Messrs. Hoefer, Randol and Dr. Tigert serve as members of both the Audit Committee and the Compensation Committee. The functions of the Audit Committee, which held one meeting during fiscal 2000, include reviewing the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. The functions of the Compensation Committee, which acted by unanimous consent in writing on nine occasions during fiscal 2000, include considering and determining all compensation matters relating to the Company's executive officers.

     The Board of Directors held three meetings, and acted by unanimous consent in writing on ten occasions, during fiscal 2000. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which the director served.



Compensation of Directors

     Members of the Board of Directors who are not employees of the Company are compensated at the annual rate of $8,000. Non-employee directors will also receive $1,000 for each meeting of the Board of Directors which they attend and, if not held in conjunction with a Board meeting, a fee of $1,000 for each meeting of a committee of the Board of Directors which they attend. The Company also reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors who are also employees of the Company do not receive any compensation for serving on the Board of Directors. Pursuant to the Company's 1994 Stock Option Plan, each director who is a member of the Compensation Committee also receives an annual grant of 10 year options to purchase 3,000 shares of Common Stock at the fair market value on the date of grant, becoming exercisable on the first anniversary of the date of grant.



                        THE BOARD OF DIRECTORS RECOMMENDS
                     VOTING "FOR" THE NOMINEES FOR DIRECTOR



                                  PROPOSAL TWO

                 APPROVAL OF THE COMPANY'S INDEPENDENT AUDITORS

     The Company's Board of Directors recommends that the stockholders consider and approve a proposal to select KPMG LLP, which served as the Company's independent public auditors for the last fiscal year, to serve as the Company's independent public auditors for the current fiscal year. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

     A representative of KPMG LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      VOTING "FOR" THE PROPOSAL TO APPROVE
                                 KPMG LLP AS THE
                         COMPANY'S INDEPENDENT AUDITORS

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during fiscal 1998, fiscal 1999 and fiscal 2000 for the Chief
Executive Officer of the Company, the Company's four other most highly compensated officers and two individuals for whom disclosures would have been provided but for the fact that the individuals were not serving as executive officers as of the end of fiscal 2000 (the "Named Officers"):

                                                                                 Long-Term
                                                                                Compensation
                                                                                  Shares
            Name and Principal                          Annual  Compensation     Underlying        All Other
                 Position              Fiscal Year      Salary       Bonus         Options       Compensation

            Richard H. Penske......        2000       $ 336,234    $110,000          5,000            $49,337(1)
                 Chief Executive           1999         277,500      -0-              -0-              46,618(1)
                 Officer                   1998         199,235     100,000         25,000             51,396(1)

            John F. Eureyecko......        2000       $ 333,753    $110,000         10,000            $6,982 (2)
                 President                 1999         285,534     130,000           -0-               2,082(3)
                                           1998         222,057     105,000         25,000              7,255(3)

            Sharon J. Zondag.......        2000       $ 167,051    $ 40,000          5,000            $ 7,352(3)
                 Senior Vice               1999         148,586      55,000           -0-               3,744(3)
                 President--               1998         128,050      45,000         15,000              5,405(3)
                 Store Operations

            Barry R. Clauser.......        2000       $ 166,668    $ 36,000          5,000            $6,746 (3)
                 Senior Vice               1999         148,470      50,000           -0-               3,622(3)
                 President--               1998         128,495      38,000         15,000              5,247(3)
                 Merchandise
                 Operations

            Gilbert P. Hollander...        2000       $ 155,192    $ 20,000         25,000            $5,932 (3)
                 Senior Vice               1999         110,673      15,000           -0-               2,570(3)
                 President--               1998          74,615      15,000         12,000                -0-
                 Merchandise Buying

            Susan S. Iseminger.....        2000        $114,525    $ 32,600          2,000            $4,852 (3)
                 Vice President--          1999         105,095      25,000           -0-               2,910(3)
                 Store Operations          1998          93,983      28,000           -0-               3,520(3)

            Brandon R. Lehman......        2000        $ 98,627    $ 15,000          2,000            $4,187 (3)
                 Treasurer                 1999          89,397      20,000           -0-               2,558(3)
                                           1998          81,695      15,500           -0-               3,249(3)

----------

(1) The compensation reported represents: (i) the Company's contributions and matching payments under the Company's Retirement and Savings Plan in the aggregate amounts of $7,716 in fiscal 2000, $2,244 in fiscal 1999, and $6,601 in fiscal 1998; (ii) the premiums on a life insurance policy on the life on Mr. Penske, of which Mr. Penske's wife is the sole beneficiary, which were $2,559 in fiscal 2000, $3,959 in fiscal 1999, and $3,409 in fiscal 1998; and (iii) the amount, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy paid by the Company projected on an actuarial basis, which amount was $39,062 in fiscal 2000, $40,415 in fiscal 1999, and $41,386 in fiscal 1998.

(2) The compensation reported represents: (i) the Company's contributions and matching payments under the Company's Retirement and Savings Plan in the aggregate amount of $6,397; (ii) the premium on a life insurance policy on the life on Mr. Eureyecko, of which Mr. Eureyecko's family trust is the sole beneficiary, which was $136; and (iii) the premium on a life insurance policy on the life on Mr. Eureyecko, of which Mr. Eureyecko's wife and family trust are equal beneficiaries, which was $450.

(3) The compensation reported represents the Company's contribution and matching payments under the Company's Retirement and Savings Plan.

Stock Option Exercises and Holdings


     The following table contains information concerning the stock option grants made to each of the Named Officers in fiscal 2000:

                          Option Grants in Fiscal 2000

                                          Individual Grants
                                         % of Total                                       Potential Realizable
                            Number of      Options                                          Value at Assumed
                           Securities    Granted to                                      Annual Rates of Stock
                           Underlying     Employees     Exercise                           Price Appreciation
                             Options      in Fiscal     Price Per      Expiration          for Option Term(2)
Named Officer              Granted(1)       2000          Share           Date                 5%           10%

Richard H. Penske            5,000(3)         3 %         $ 9.00      April 9, 2009       $28,300        $71,718
John F. Eureyecko           10,000(3)         7             9.00      April 9, 2009        56,601        143,437
Sharon J. Zondag             5,000(3)         3             9.00      April 9, 2009        28,300         71,718
Barry R. Clauser             5,000(3)         3             9.00      April 9, 2009        28,300         71,718
Gilbert P. Hollander        25,000(3)         17            8.8125    April 1, 2009       138,553        351,121
Susan S. Iseminger           2,000(3)         1             9.00      April 9. 2009        11,320         28,687
Brandon R. Lehman            2,000(3)         1             9.00      April 9. 2009        11,320         28,687


----------


(1) Numbers shown represent options granted under the 1994 Stock Option Plan to purchase Common Stock.

(2) Future value of current-year grants assuming appreciation in the market value of the Common Stock of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than potential realizable values set forth in the table.

(3)   All options are exercisable one year from date of grant.




     The following table provides information related to options exercised during fiscal 2000 by each of the Named Officers and the number and value of options held at March 31, 2000 by such individuals:



                                    Aggregate Option Exercises in Fiscal 2000 and Option Values at March 31, 2000

                                                           Number of Shares
                                                        Underlying Unexercised           Value of Unexercised
                              Shares                          Options at                In-the-Money Options at
                             Acquired      Value            March 31, 2000                  March 31, 2000
Named Officer               on Exercise  Realized      Exercisable  Unexercisable      Exercisable    Unexercisable

Richard H. Penske...           --           --           31,443            11,057           --          $ 21,875
John F. Eureyecko....          --           --          112,500            67,498        $342,937         54,066
Sharon J. Zondag......         --           --           58,498            26,502         301,687         21,875
Barry R. Clauser......         --           --           58,498            26,502         301,687         21,875
Gilbert P. Hollander...        --           --            4,800            37,200           --           114,062
Susan S. Iseminger...          --           --           16,800             3,200          96,540         18,000
Brandon R. Lehman...           --           --           16,800             3,200          96,540         18,000


Report of the Compensation Committee


     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation. The Chief Executive Officer's compensation for fiscal 2000 was based on the same guidelines set forth in this report for executive officers in general.



 Salary

     The Compensation Committee reviews the salary of each executive officer in relation to the salary paid to him or her in the previous year and with regard to general industry conditions or trends. The salaries are set at levels intended to reward achievement of individual and Company goals and to motivate and retain highly qualified executives whom the Compensation Committee believe are important to the continued success of the Company. While the Compensation Committee's decisions are largely subjective rather than based on formulas, the Compensation Committee does consider various measures of the financial condition of the Company in absolute terms and in relation to internal performance goals.



 Incentive Compensation

     The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary considerations, the Compensation Committee bases its decisions regarding incentive compensation, which may take the form of cash bonuses, grants of stock options or grants of restricted stock, on both corporate and individual performance. Decisions are made on a subjective basis and are not based on formulas.


 Summary

     As described above, the Compensation Committee believes that its policies and actions have motivated and rewarded, and will continue to motivate and reward, the executive officers who contribute to the Company's financial performance and increase the Company's value to stockholders.


                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

           Alan R. Hoefer, Mark A. Randol and Douglas J. Tigert, Ph.D.

                             Stock Performance Graph


     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for the last five fiscal years, and the cumulative total return on the S & P 500 Index and the Dow Jones Specialty Retail Index during such period. The comparison assumes $100 was invested on March 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends.



                       Piercing       S&P 500      Dow Jones
                      Pagoda, Inc.              Specialty Retail

3/31/1995               $100.00        $100.00       $100.00
3/31/1996               $179.41        $132.11       $118.75
3/31/1997               $297.06        $158.30       $118.95
3/31/1998               $367.65        $234.27       $179.11
3/31/1999               $157.64        $277.52       $250.20
3/31/2000               $235.91        $327.32       $309.66




                              STOCKHOLDER PROPOSALS


     Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at the address appearing on the first page of this proxy statement by March 26, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting.

     A stockholder of the Company may wish to have a proposal presented at the 2001 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that Meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this proxy statement by a date falling between, May 14, 2001 and June 14, 2001 inclusive, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

SOLICITATION OF PROXIES

     The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners.

     In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.





                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.


PAGE>

                              Piercing Pagoda, Inc.
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of Piercing Pagoda, Inc. (the "Company") hereby appoints Richard H. Penske and John F. Eureyecko, and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual
Meeting of Stockholders of the Company to be held at the Radisson Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania, on August 23, 2000 at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

     UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS IN THE ELECTION OF TWO DIRECTORS WHOSE TERMS OF OFFICE WILL EXTEND UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, AND "FOR" THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING MARCH 31, 2001.

     This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                     (Please sign and date on reverse side)

1. Election of Directors.

        Richard H. Penske                   FOR           WITHHOLD
                                           /___/           /___/

        Alan R. Hoefer                      FOR           WITHHOLD
                                           /___/           /___/


2. Ratification of the appointment  of
   KPMG LLP as the Company's independent
   public auditors.                         FOR       AGAINST    ABSTAIN
                                           /---/      /---/      /---/

     The undersigned hereby acknowledges receipt of Notice of Annual Meeting, Proxy Statement and Annual Report.

     PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)______________________________________Dated:________________, 2000

     NOTE: Please sign this proxy exactly as name(s) appears in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your titles as such and, if the signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.